EXHIBIT 10.7




                              employment agreement


     This Employment Agreement ("Agreement") is made effective as of March ___, 2003 by and between CRITICAL HOME CARE, INC., a Nevada corporation (hereinafter, including its successors and/or parent, "Company"), and ERIC YONENSON (hereinafter "Employee").

     WHEREAS, Company markets and sells surgical supplies and durable medical equipment, manufactured by third parties, primarily to individuals residing at home. Serving those living on Long Island and in the Five Boroughs of New York, the Company currently operates six retail stores in Westbury, Patchogue, Babylon, Woodbury, Massapequa Park and East Setauket, New York.; and

     WHEREAS, effective upon the execution of this Agreement (the "Effective Date"), Company desires to employ Employee, and Employee desires to be employed by Company, as set forth herein.

     NOW  THEREFORE,   in  consideration  of  the  foregoing  recitals  and  the
respective covenants, terms and provisions contained herein, the parties hereto agree as follows:

          1. EMPLOYMENT/SALARY. Company hereby agrees to employ Employee, and Employee hereby accepts such employment, on the terms and conditions set forth herein, commencing on the Effective Date and continuing for a three year period thereafter (the "Term"), unless terminated earlier as provided in Section 2 below. Employee shall report directly to the Company's Board of Directors.

               (a) Position; Duties. Employee shall be employed in the position of Chief Financial Officer ("CFO"),

               During the Term, Employee will devote his full time and best efforts to Company and will not engage in any outside employment or business (whether for compensation or otherwise) without the prior written consent of Company's Board of Directors. Employee shall at all times faithfully, industriously and to the best of Employee's ability, experience and talent perform all of the duties that may be assigned to Employee hereunder. The services to be rendered by Employee shall include, without limitation, all services customarily rendered by persons engaged in the same capacity or in a similar capacity, and such other services as may be reasonably requested by Company from time to time. Employee shall be responsible for the day-to-day operation of the Company and its businesses. Employee's responsibilities shall specifically include, but not be limited to, directing the operations of the Company's in-house Collections, Financial Reporting, Maintaining All Books and Records and Investor Relations.



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               Notwithstanding the foregoing,  however, this Agreement shall not be interpreted to prohibit Employee from making personal investments, serving on other boards of directors and advisory boards, attending educational classes, or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement, provided that Employee shall not directly or indirectly acquire, hold or retain any material interest in any business competing, directly or indirectly, with the business of Company, except for investments in mutual and other similar funds.

               (b) Base Salary. The Company shall pay Employee as compensation for his services hereunder a base salary, commencing as of the Effective Date, at the annualized rate of $115,000.00 (the "Base Salary"), subject to Section 1(c) hereof, which amount shall be paid in accordance with the Company's payroll practices and subject to the usual and applicable required withholding.

               (c) Bonus. Employee shall be entitled, during the term of this Agreement, to an annual bonus at the discretion of the compensation committee of the Board of Directors of the Company.

     2. TERMINATION.

               (a) Termination for Cause. The Company may terminate this Agreement immediately for cause as defined herein. If Employee's employment is terminated "for cause", Employee shall be entitled to exercise his stock options (in accordance with the terms thereof) to the extent vested as of the date of termination, but shall not be entitled to receive any additional compensation or accelerated vesting of his options. For purposes of this Agreement, "Cause" is defined as:
          (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities to the Company which the Board reasonably determines is injurious to the Company, (ii) Employee's conviction of a felony or other crime involving moral turpitude which the Board reasonably believes has had or will have a material detrimental effect on the Company's reputation or business or (iii) the failure, refusal or neglect by Employee to substantially perform all of his obligations to the Company after there has been delivered to Employee a written demand for performance from the Company which describes the basis for the Company's belief that Employee has not substantially performed his duties and provides a 15 day cure period in connection therewith.

               (b) Termination Without Cause. Employee and the Company understand and acknowledge that Employee's employment with the Company constitutes "at-will" employment. Therefore, Employee and the Company acknowledge that, subject to the terms of this Agreement, including, but not limited to Section 2(c) hereof, either the Company or Employee may terminate the employment relationship at any time with or without cause, by giving written notice to the other party.



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


               (c) Severance Payments and Other Benefits Upon Termination. If the Company terminates Employee's employment without cause, or in the event of an Involuntary Termination of the Employee, as hereinafter defined, the Company (or its successor, as the case may be) shall pay Employee the following: (i) any accrued but unpaid Base Salary and vacation through the date of termination; (ii) a pro-ration with respect to any bonus to which he would otherwise be entitled pursuant to any bonus or incentive compensation plan (or other arrangement pursuant to which bonuses are awarded to employees on a formula basis) adopted by the Board of Directors; (iii) reimbursement for any expenses through the date of termination; (iv) the unvested portion, if any, of the stock options granted by the Company to Employee shall be subject to the acceleration provisions set forth in the stock option agreement applicable thereto; and (v) a severance payment in an amount equal to Employee's then current six month Base Salary, payable over a period of six (6) months following the effective date of such Involuntary Termination , subject to withholding as may be required by law. For purposes of this Agreement, "Involuntary Termination" shall mean termination of Employee's employment with the Company immediately following any of the following: (1) a reduction by the Company of Employee's Base Salary as in effect immediately prior to such reduction; (2) a material reduction by the Company in the kind or level of employee benefits to which Employee is entitled immediately prior to such reduction that is not generally applicable to all executive level employees of Company; (3) a material reduction by the Company of Employee's duties and responsibilities, including any change in job title; (4) Employee's voluntary resignation following a Change of Control, as hereinafter defined, in which Employee is not offered a position of comparable pay and responsibilities in the same geographic area in which he worked immediately prior to the Change of Control, or is required to report to anyone other than the Company's Board of Directors; (5) Employee's voluntary resignation after submitting a written proposal to the Board, which is prepared in good faith and is a reasonable exercise of business judgment, outlining his recommendations for the future and direction of the Company which is then rejected by the Board; or (6) the continued breach by the Company of its material obligations hereunder following 30 days' prior written notice thereof by the Employee.

               For purposes of this Agreement, "Change of Control" means (i) a merger or consolidation or other reorganization or transaction (but excluding the recapitalization and reorganization of Company contemplated by the Merger and/or the Merger Agreement) in which securities possessing more than 75% of the total combined voting power of the Company's outstanding voting securities are transferred or issued to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets.

     3. BENEFITS

               (a) Executive Benefits. Employee shall be eligible to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company. The benefits received by Employee under any such benefit plan shall be at least commensurate with those received by any other employee of the Company or any of its subsidiaries.



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

               (b) Stock Options. Effective as of the Effective Date, the Company shall grant Employee a stock option (the "Option") consisting of 250,000 shares of the Company's Common Stock at an exercise price equal to the fair market value thereof on the date of grant. The Option shall vest immediately as to 50,000 Option Shares and the remainder thereof (consisting of an option to purchase 200,000 Option Shares) shall vest ratably on a monthly basis as of the last day of each of the first 36 months following the date of grant, such that 1/36th of the Option will vest on the one-month anniversary of the Effective Date and the Option shall be fully vested on the third anniversary of the Effective Date, subject to Employee continuing to render services to the Company. In addition, the Option shall be subject to acceleration upon the occurrence of certain events, including if Employee is terminated by the Company without cause (which shall result in acceleration of 50% of Employee's then unvested options), if Employee is subject to an Involuntary Termination (which shall result in acceleration of 50% of Employee's then unvested options), or due to a Change of Control, as defined above (which shall result in acceleration of 100% of Employee's then unvested options), all as set forth in greater detail in the stock option agreement by and between Employee and the Company (the "Stock Option Agreement"), which agreement shall be substantially in the form of Exhibit A hereto and is incorporated by this reference as if fully set forth herein. In the event that Employee elects to terminate his employment with Company without cause, or if Company terminates Employee "for cause" pursuant to and as defined in Section 2(a) above, the Option shall immediately terminate, and Employee shall be entitled to exercise the portion of the Option that was vested on the date of termination only for such period of time as is provided in the Company's Stock Option Plan and reflected in the Stock Option Agreement. In all other respects, the Option shall be subject to the terms, definitions and provisions of the Company's Stock Option Plan and the Stock Option Agreement.

               (c) Vacation, Etc. Employee shall be entitled to vacation time and sick leave during each calendar year during the term of this Agreement, in such amounts as are at least equal to the amounts provided to any other employee of the Company or any of its subsidiaries, without loss of compensation, in addition to statutory holidays normally observed by Company in accordance with Company's vacation and holiday policy adopted from time to time by Company.

               (d) Expenses. The Company will pay or reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder in accordance with the Company's established policies.

               (e) Perquisites. Employee shall be entitled, during the Term, to a car allowance in the amount of $300 per month.

               All compensation payable to Employee hereunder shall be subject to such deductions and withholdings as Company is from time to time required to make pursuant to any federal, state or local law, governmental regulation or order.

               4. OFFICE LOCATION/SUPPORT. The Company will provide Employee with the office space, support staff, and equipment that Employee needs in order to perform his job duties herein. The location of the office (to be in the Five Boroughs of NYC, Nassau, Suffolk or Westchester).




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

               5. REPRESENTATION AND WARRANTIES. Employee represents and warrants to Company that: (i) Employee is under no contractual or other restriction or obligation that is materially inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the rights of Company hereunder, including, without limitation, any development agreement, non-competition agreement or confidentiality agreement previously entered into by Employee, and
          (ii) Employee is under no physical, mental or other disability that would substantially hinder or prevent the performance of his duties under this Agreement.

               6. CERTAIN COVENANTS.

               (a) Intellectual Property Rights.

                    (i) Employee  agrees that the Company will be the sole owner of any and all of Employee's "Discoveries" and "Work Product," hereinafter defined, made during the term of his employment with the Company, whether pursuant to this Agreement or otherwise. For purposes of this Agreement, "Discoveries" means all inventions, discoveries, improvements, and copyrightable works (including, without limitation, any information relating to the Company's software products, source code, know-how, processes, designs, algorithms, computer programs and routines, formulae, techniques, developments or experimental work, work-in-progress, or business trade secrets) made or conceived or reduced to practice by Employee during the term of his employment by the Company, whether or not potentially patentable or copyrightable in the United States or elsewhere. For purposes of this Agreement, "Work Product" means any and all work product relating to Discoveries.

                    (ii) Employee shall promptly disclose to the Company all Discoveries and Work Product. All such disclosures must include complete and accurate copies of all source code, object code or machine-readable copies, documentation, work notes, flow-charts, diagrams, test data, reports, samples, and other tangible evidence or results (collectively, "Tangible Embodiments") of such Discoveries or Work Product. All Tangible Embodiments of any Discoveries or Work Project will be deemed to have been assigned to the Company as a result of the act of expressing any Discovery or Work Product therein.

                    (iii) Employee hereby assigns and agrees to assign to the Company all of his interest in any country in any and all Discoveries and Work Product, whether such interest arises under patent law, copyright law, trade-secret law, semiconductor chip protection law, or otherwise. Without limiting the generality of the preceding sentence, Employee hereby authorizes the Company to make any desired changes to any part of any Discovery or Work Product, to combine it with other materials in any manner desired, and to withhold Employee's identity in connection with any distribution or use thereof alone or in combination with other materials. This assignment and assignment obligation applies to all Discoveries and Work Product arising during Employee's employment with the Company (or its predecessors), whether pursuant to this Agreement or otherwise. Employee's agreement to assign to the Company any of his rights as set forth in this Section 6(a)(iii) shall not apply to any invention, where no equipment, supplies, facility or trade secret information of the Company was used and that was developed entirely upon Employee's own time, and (i) that does not relate to Company business or to the Company's actual or anticipated research or development, or (ii) that does not result from any work performed by Employee for the Company.




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


                    (iv) At the request of the Company,  Employee shall promptly and without additional compensation execute any and all patent applications, copyright registration applications, waivers of moral rights, assignments, or other instruments that the Company deems necessary or appropriate to apply for or obtain Letters Patent of the United States or any foreign country, copyright registrations or otherwise to protect the Company's interest in such Discovery and Work Product, the expenses for which will be borne by the Company. Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to, if the Company is unable for any reason to secure Employee's signature to any lawful and necessary document required or appropriate to apply for or execute any patent application, copyright registration application, waiver of moral rights, or other similar document with respect to any Discovery and Work Product (including, without limitation, renewals, extensions, continuations, divisions, or continuations in part), (i) act for and in his behalf, (ii) execute and file any such document, and (iii) do all other lawfully permitted acts to further the prosecution of the same legal force and effect as if executed by him; this designation and appointment constitutes an irrevocable power of attorney coupled with an interest.

                    (v) To  the  extent  that  any  Discovery  or  Work  Product constitutes copyrightable or similar subject matter that is eligible to be treated as a "work made for hire" or as having similar status in the United States or elsewhere, it will be so deemed. This provision does not alter or limit Employee's other obligations to assign intellectual property rights under this Agreement.

                    (vi) The obligations of Employee set forth in this Section 6
               (including, without limitation, the assignment obligations) will continue beyond the termination of Employee's employment with respect to Discoveries and Work Product conceived or made by Employee alone or in concert with others during Employee's employment with the Company, whether pursuant to this Agreement or otherwise. Those obligations will be binding upon Employee, his assignees permitted under this Agreement, executors, administrators, and other representatives.




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

     (b) Exposure to Proprietary Information.

                    (i) As  used in this  Agreement,  "Proprietary  Information"
               means all information of a business or technical nature that relates to the Company including, without limitation, all information about software products whether currently released or in development, all inventions, discoveries, improvements, copyrightable work, source code, know-how, processes, designs, algorithms, computer programs and routines, formulae and techniques, and any information regarding the business of any customer or supplier of the Company or any other information that the Company is required to keep confidential. Notwithstanding the preceding sentence, the term "Proprietary Information" does not include information that is or becomes publicly available through no fault of Employee, or information that Employee learned prior to the Effective Date.

                    (ii) In  recognition of the special nature of his employment under this Agreement, including his special access to the Proprietary Information, and in consideration of his employment pursuant to this Agreement, Employee agrees to the covenants and restrictions set forth in Section 6 of this Agreement.

     (c) Use of Proprietary Information; Restrictive Covenants.

                    (i) Employee  acknowledges that the Proprietary  Information constitutes a protectible business interest of the Company, and covenants and agrees that during the term of his employment, whether under this Agreement or otherwise, and after the termination of such employment, he will not, directly or indirectly, disclose, furnish, make available or utilize any of the Proprietary Information, other than in the proper performance of his duties for the Company.

                    (ii) Employee will not, during the term of this Agreement or, solely with respect to clauses 2 and 3 of this subparagraph
               (ii),  for a  period  of one  year  thereafter  (the  "Restricted
               Period"), anywhere within the United States (the "Restricted Territory"), directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant, or otherwise):

                         1. perform services for, or engage in, any business that develops or sells products or services which are competitive with any products or services sold or developed by the Company for which Employee has provided any assistance in planning, development, marketing, training, support, or maintenance during the period of Employee's employment with the Company (the "Products");

                         2. except on behalf of the Company,  solicit any person
                    or entity who is, or was at any time during the twelve-month period immediately prior to the termination of Employee's employment with the Company, a customer of the Company for the sale of the Products or any product or service of a type then sold by the Company for which Employee provided any direct, material assistance in planning, development, marketing, training, support, or maintenance; or



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                         3. solicit for  employment any person who is, or was at
                    any time during the twelve-month period immediately prior to the termination of Employee's employment with the Company, an employee of the Company.

          (d) Scope/Severability. The parties acknowledge that the business of the Company is and will be national and international in scope and thus the covenants in this Section 6 would be particularly ineffective if the covenants were to be limited to a particular geographic area of the United States. If any court of competent jurisdiction at any time deems the Restricted Period unreasonably lengthy, or the Restricted Territory unreasonably extensive, or any of the covenants set forth in this Section 6 not fully enforceable, the other provisions of this Section 6, and this Agreement in general, will nevertheless stand and to the full extent consistent with law continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Restricted Period be deemed to be the longest period permissible by law, but not in excess of the length provided for in Section 6(c), and the Restricted Territory be deemed to comprise the largest territory permissible by law under the circumstances).

          (e) Return of Company Materials upon Termination. Employee acknowledges that all records, documents, and Tangible Embodiments containing or of Proprietary Information prepared by Employee or coming into his possession by virtue of his employment by the Company are and will remain the property of the Company. Upon termination of his employment with the Company, Employee shall immediately return to the Company all such items in his possession and all copies of such items.

     7. EQUITABLE REMEDIES.

          (a) Employee acknowledges and agrees that the agreements and covenants set forth in Sections 6(a), (b), (c), (d) and (e) are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said covenants, and that in the event of Employee's actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that, in the event of any actual or threatened breach by him of any of said covenants, the Company will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 7 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.






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          (b) Each of the covenants in Sections 6(a), (b), (c), (d) and (e) will be construed as independent of any other covenants or other provisions of this Agreement.

          (c) In the event of any judicial determination that any of the covenants in Sections 6(a), (b), (c), (d), and (e) are not fully enforceable, it is the intention and desire of the parties that the court treat said covenants as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable, and that the court enforce them to such extent.

     8. MISCELLANEOUS.

          (a) Modification; Prior Claims. This Agreement and the Stock Option Agreement set forth the entire understanding and agreement of the parties with respect to the subject matter hereof, supersede all existing agreements, arrangements or understandings, whether oral or written, between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party. Except as otherwise specifically provided for in this Agreement, Employee hereby agrees and acknowledges that any and all compensation, reimbursement or other obligations or liabilities of Company due to Employee prior to the effective date of this Agreement have been received and satisfied in full by Company and Employee hereby waives and releases any claims which he may have relating thereto or resulting therefrom.

          (b) Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns; provided, however, that this Agreement may not be assigned by Employee, nor may any of Employee's duties hereunder be delegated, without the prior written consent of Company, which consent may be given or withheld by Company in its sole discretion. The rights of Company under this Agreement may not be assigned without the consent of Employee, which consent may be given or withheld by Employee in his sole discretion.

          (c) Excise Tax. If any payments or transfers of property to be made to Employee hereunder are subject, in whole or in part, to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Excise Tax"), and application of Section 280G of the Code can be avoided by an appropriate shareholder vote pursuant to Section 280G(b)(5)(A) of the Code, the Company and Employee agree that they will respectively take all reasonable steps necessary or appropriate to obtain a favorable shareholder vote to ensure that the Excise Tax and the provisions of Section 280G are not applicable with respect to such compensation.

          (d) Survival. The covenants, agreements, representations and warranties contained in or made pursuant to (i) Sections 5 and 6 hereof by Employee and (ii) Section 2(c) hereof by Company shall survive the termination of this Agreement and Employee's employment with Company.

          (e) Third Party Beneficiaries. Except as expressly provided herein with respect to successors and assigns of the parties, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party to this Agreement.

          (f) Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

          (g) Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

          (h) Notices. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, or mailed by certified or registered mail to, the party to be charged with receipt thereof. Notices and other communications served by mail shall be deemed given hereunder three (3) calendar days after deposit of such notice of communication in the United States mail as certified or registered mail, with postage prepaid and duly addressed to whom such notice or communications is to be given, in the case of (i) Company: CRITICAL HOME CARE, INC., 762 Summa Avenue, Westbury, NY 11590 or (ii) Employee: ERIC YONENSON, 509 Adelphi Street, East Meadow, NY 11554. Any party may change said party's address for purposes of giving notices under this Section by giving to the other party a written notice of such change in the manner provided in this Section.

          (i) Severability. All sections, clauses thereof and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

          (j) Applicable Law. This Agreement is made with reference to the laws of this State of New York, and shall be governed by and construed in accordance therewith. Any legal action, suit or proceeding brought by either party to enforce or interpret any term or provision of this Agreement shall be brought in the appropriate state or federal court located in Nassau, New York. The prevailing party in any such legal action, suit or proceeding shall be entitled to have and recover from the losing party such prevailing party's attorneys' fees and costs incurred in connection therewith.

          (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and have made it effective as of the Effective Date of this Agreement.

                                                     COMPANY:

                                                     CRITICAL HOME CARE, INC., a
                                                     Nevada Corporation


                                                     By:  ___________________
                                                             David Bensol, CEO


                                                     EMPLOYEE:


                                                     ________________________
                                                     ERIC YONENSON

                        INCENTIVE STOCK OPTION AGREEMENT

     AGREEMENT, made as of this 10th day of March 2003, by and between Critical Home Care, Inc., a Nevada corporation having its principal executive offices at 762 Summa Avenue, Westbury, New York 11590 (the "Grantor"), and Eric Yonenson, an individual residing at 509 Aldephi Street, East Meadow, New York 11554 ("Optionee").

                              W I T N E S S E T H:

     WHEREAS, Optionee is an employee and executive officer of the Grantor; and

     WHEREAS, Grantor desires that Optionee exert his utmost efforts to improve the business and increase the assets of the Grantor.

     NOW, THEREFORE, in consideration of the Optionee's service as an employee of the Grantor, the Grantor hereby grants the Optionee an option (the "Option") to purchase shares of the Grantor's common stock, $.25 par value per share (the "Common Stock"), upon the following terms and conditions:

     1. OPTIONS.

     Subject to Paragraph 3 below, the Grantor hereby grants to the Optionee an incentive stock option intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase, until 5:00 P.M. New York City time on March 9, 2008, unless earlier terminated hereunder ("Termination Date"), up to an aggregate of 250,000 fully paid and non-assessable shares of Common Stock.

     2. PURCHASE PRICE.

     The purchase price ("Purchase Price") shall be $0.17 per share for the 250,000 shares. The Grantor shall pay all original issue or transfer taxes on the exercise of the Options and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

     3. EXERCISE OF OPTION.

          (a) The Optionee shall notify the Grantor by hand delivery or by registered or certified mail, return receipt requested, addressed to its principal office (Attn: President), as to the number of shares of Common Stock which Optionee desires to purchase pursuant to the exercise of the Option herein granted, which notice shall be accompanied by (i) a certified or bank check payable to the order of the Grantor in an amount equal to the Purchase Price multiplied by the number of shares of Grantor's Common Stock for which this Option is being exercised, or (ii) the delivery of shares of Grantor's Common Stock having a fair market value equal to the Purchase Price multiplied by the number of shares of Grantor's Common Stock for which this Option is being exercised. To the extent allowed by applicable federal and state securities laws, the Purchase Price may also be paid in full by a broker-dealer to whom the Optionee has submitted an exercise notice consisting of a fully-endorsed Exercise of Option in form satisfactory to Grantor ("Cashless Exercise"). As soon as practicable thereafter, the Grantor shall cause to be delivered to the Optionee (or broker-dealer in the event of a Cashless Exercise) certificates issued in the Optionee's name (or name designated by the broker-dealer in the event of a Cashless Exercise) evidencing the net shares of Common Stock purchased by the Optionee.

          (b) The Option granted hereunder becomes vested and may be exercised as follows: 50,000 options to purchase 50,000 shares shall vest immediately and terminate on the Termination Date. The remainder thereof (consisting of an option to purchase 200,000 shares) shall vest ratably on a monthly basis as of the last day of each of the first 36 months following the date of grant, such that 1/36th of the remaining 200,000 options will vest after the first month anniversary of this Agreement and the option shall be fully vested by the last day of month following the third anniversary of this agreement.

     4. OPTION CONDITIONED ON CONTINUED SERVICE.

          (a) If the Optionee shall be removed as an employee for cause, or if Optionee resigns voluntarily, the option granted to Optionee hereunder shall expire immediately upon termination. If Optionee shall be removed as an employee without cause or if Optionee is subject to an involuntary termination, 50% of the remaining unvested options shall vest immediately and shall remain exercisable until the end of the term hereof. If there is a Change of Control of the Grantor, then all remaining unvested options shall vest immediately and shall remain exercisable until the end of the term hereof. For purposes of this Agreement, "Change of Control" means (i) a merger or consolidation or other reorganization or transaction in which securities possessing more than 75% of the total combined voting power of the Grantor's outstanding voting securities are transferred or issued to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Grantor's assets.

          (b) If the Optionee dies while serving as an employee for the Grantor, the Option may be exercised by a legatee or legatees of such Option under such Optionee's last will or by his personal representatives or distributees at any time within one year after his death, subject to the provisions of subparagraph (d) of this Paragraph 4.

          (c) If the Optionee becomes disabled within the definition of Section 22(e)(3) of the Code while serving as an employee, such Options may, subject to the provisions of subparagraph (d) of this Paragraph 4, be exercised at any time within one year after Optionee's termination of service due to the disability.

          (d) An Option may not be exercised pursuant to this Paragraph 4 except to the extent that the Optionee was entitled to exercise the Option at the time of termination of service or death pursuant to Paragraph 4, and in any event may not be exercised after the original expiration date of the Option.

     5. DIVISIBILITY AND ASSIGNABILITY OF THE OPTIONS.

          (a) The Optionee may exercise the Option herein granted from time to time subject to the provisions above with respect to any whole number of shares included therein, but in no event may an Option be exercised as to less than one hundred (100) shares at any one time, or the remaining shares covered by the Option if less than one hundred (100).

          (b) Except as specifically provided herein, the Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option herein granted or any interest therein, otherwise than by will or the laws of descent and distribution, and the Option herein granted, or any of them, shall be exercisable during the Optionee's lifetime only by the Optionee.

     6. STOCK AS INVESTMENT.

     By accepting the Option herein granted, the Optionee agrees for himself, his heirs and legatees that any and all shares of Common Stock purchased hereunder shall be acquired for investment purposes only and not for sale or distribution, and upon the issuance of any or all of the shares of Common Stock issuable under the Option, the Optionee, or his heirs or legatees receiving such shares of Common Stock, shall deliver to the Grantor a representation in writing, that such shares of Common Stock are being acquired in good faith for investment purposes only and not for sale or distribution. Grantor may place a "stop transfer" order with respect to such shares of Common Stock with its transfer agent and place an appropriate restrictive legend on the stock certificate evidencing such shares of Common Stock.

     7. RESTRICTION ON ISSUANCE OF SHARES.

     The Grantor shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of the Option unless (a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to the Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof, and (c) permission for the listing of such shares shall have been given by any national securities exchange on which the Common Stock of the Grantor is at the time of issuance listed.

     8. ADJUSTMENT ON CHANGES IN CAPITALIZATION.

          (a) In the event of changes in the outstanding Common Stock of the Grantor by reason of stock dividends, stock splits, recapitalizations, reclassifications, combinations and exchanges of shares, the number of shares of Common Stock as to which the Option may be exercised shall be correspondingly adjusted by the Grantor, and the Purchase Price shall be adjusted so that the product of the Purchase Price immediately after such event multiplied by the number of options subject to this Agreement immediately after such event shall be equal to the product of the Purchase Price multiplied by the number of shares subject to this Agreement immediately prior to the occurrence of such event. No adjustment shall be made with respect to stock dividends or splits which do not exceed 5% in any fiscal year, cash dividends or the issuance to stockholders of the Grantor of rights to subscribe for additional shares of Common Stock or other securities. Anything to the contrary contained herein notwithstanding, the Board of Directors of the Grantor shall have the discretionary power to take any action necessary or appropriate to prevent the Option from being disqualified as an "Incentive Stock Option" under the United States Income Tax laws then in effect.

          (b) In the event of any consolidation or merger of the Grantor with or into another company, or the conveyance of all or substantially all of the assets of the Grantor to another company for solely stock and/or securities, each then unexercised Option granted hereunder shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Grantor would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Grantor (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Grantor or its successor entity. In the event of the proposed dissolution or liquidation of the Grantor, or, except as provided in (d) below, the sale of substantially all the assets of the Grantor for other than stock/and or securities, all unexercised Options granted hereunder will automatically terminate, unless otherwise provided by the Board of Directors of the Grantor or any authorized committee thereof.

          (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of a share of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock so long as such increase does not result in the holder of the Option being deemed to own more than 5% of the total combined voting power or value of all classes of shares of capital stock of the Grantor or subsidiaries.

          (d) If any unexercised option is not terminated pursuant to subparagraph (b) above, any option granted under the Plan may, at the discretion of the Board of Directors of the Grantor and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Grantor and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by or separated or reorganized into. The terms, provisions and benefits to the Optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of Optionee under this Option prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

     9. NO RIGHTS IN OPTION STOCK.

     Optionee shall have no rights as a shareholder in respect of shares of Common Stock as to which the Option granted hereunder shall not have been exercised and payment made as herein provided.

     10. BINDING EFFECT.

     Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors legal representatives and assigns.

     11. AGREEMENT SUBJECT TO PLAN.

     Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the Grantor's 2002 Employee Stock Option Plan, as amended (the "Plan"), and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

     12. MISCELLANEOUS.

     This Agreement shall be construed under the laws of the State of New York, without application to the principles of conflicts of laws. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement. References in this Agreement to the pronouns "him," "he" and "his" are not intended to convey the masculine gender alone and are employed in a generic sense and apply equally to the feminine gender or to an entity.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                            CRITICAL HOME CARE, INC.



                                            By:
                                            Name: David Bensol
                                            Title:    President



                                            ACCEPTED AND AGREED TO:



                                            By:
                                                   Eric Yonenson


                                            Social Security Number

                               EXERCISE OF OPTION

                                       TO

                                 PURCHASE SHARES


TO:      Critical Home Care, Inc.

The undersigned hereby exercises the enclosed option for the purchase of _________ shares of Common Stock according to the terms and conditions thereof and herewith makes payment of $_________ representing the purchase price in full. The undersigned is purchasing such shares for investment purposes only and not with a view to the sale or distribution thereof.


                                      Name (please print)



                                      Signature



                                      Social Security or
                                      Taxpayer I.D. Number